UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	333-192331	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Springmaid Beach Resort
On November 18, 2014, KBS Strategic Opportunity REIT II, Inc., (the “Company”), through a joint venture between the Company’s indirect wholly owned subsidiary and IC Myrtle Beach Holdings LLC (the “JV Partner”), entered into a purchase and sale agreement to acquire a 30-acre property, containing a 491-room hotel, a 36,000 square foot conference center, a 187-unit recreational vehicle campground and a 1,060-foot pier located at 3200 S. Ocean Boulevard, Myrtle Beach, South Carolina (the “Springmaid Beach Resort”). Neither the JV Partner nor the seller is affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor.  The contractual purchase price of the Springmaid Beach Resort is $40.0 million plus closing costs.
The Company owns a 90% equity interest in the joint venture. The Company is the managing member of the joint venture in the manner set forth in the limited liability company agreement of the joint venture. Income, losses and distributions are generally allocated based on the members’ respective equity interests. Additionally, in certain circumstances described in the joint venture agreement, the Company and the JV Partner may be required to make additional capital contributions to the joint venture, in proportion to the members’ respective equity interests.
The joint venture intends to fund the acquisition of the Springmaid Beach Resort with funds contributed to the joint venture by its members and with proceeds from a mortgage loan. The joint venture is currently negotiating the terms of the mortgage loan. The Company intends to fund its contribution to the joint venture with proceeds from its now terminated private offering.
Pursuant to the purchase and sale agreement, the joint venture would be obligated to purchase the property only after satisfaction of agreed-upon closing conditions.  There can be no assurance that the joint venture will complete the acquisition. In some circumstances, if the joint venture fails to complete the acquisition, it may forfeit up to $1.0 million of earnest money.
If the Company completes this acquisition, the hotel will be leased to an indirect wholly owned subsidiary of the joint venture, as the lessee, under a separate hotel lease agreement between the lessee and the manager. The Company expects the lease will provide for annual base rent and percentage rent. The manager will be responsible for managing and supervising the daily operations of the hotel and for the collection of revenues for the benefit of the lessee.
The Springmaid Beach Resort’s primary hotel towers were built in 1992, 1995 and 2001.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: November 20, 2014	BY:	/s/ DAVID E. SNYDER
David E. Snyder
Chief Financial Officer, Treasurer and Secretary